EXHIBIT 5

                                LEGALITY OPINION


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EVERS
& HENDRICKSON, LLP
-----------------------
155 Montgomery Street, 12th Floor, San Francisco, CA 94104

                                                                William D. Evers
                                                                 Attorney-at-Law

                                                             Main (415) 772-8100
                                                              Fax (415) 772-8101

Mr. David Link
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Cyberuni.org, Inc. ("Cyberuni")

Dear Mr. Link:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-1 registration statement, nor as to matters that occur after the date thereof.

                                             Very truly yours,

                                             EVERS & HENDRICKSON, LLP

                                             /s/ William D. Evers, Esq., Partner
                                             -----------------------------------
                                             William D. Evers, Esq., Partner


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